Exhibit 2

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. This translation was made by persons whose native language is not English, therefore there is no warranty as to the accuracy, reliability or completeness of any information translated and no one should rely on the accuracy, reliability or completeness of such information. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

The following document was prepared by the managements of Tele Norte Leste Participações S.A., Telemar Norte Leste S.A. and Brasil Telecom S.A. and was presented by the managements of these companies to the Independent Special Committees of these companies in their deliberations with respect to the proposed corporate reorganization of these companies and for no other purpose. This presentation was made to the Independent Special Committees of each of Tele Norte Leste Participações S.A., Telemar Norte Leste S.A. and Brasil Telecom S.A. on July 18, 2011 and speaks only as of that date.

The original Portuguese version of this document was filed with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, on September 12, 2011 at the request of the CVM.

Special Note Regarding Forward-Looking Statements:

This document presentation contains certain forward-looking statements. Statements that are not historical facts, including statements about the beliefs and expectations of Tele Norte Leste Participações S.A., Telemar Norte Leste S.A. and Brasil Telecom S.A., are forward-looking statements. The words “anticipates”, “believes”, “estimates”, “expects”, “plans” and similar expressions, as they relate to Tele Norte Leste Participações S.A., Telemar Norte Leste S.A. and Brasil Telecom S.A. are intended to identify forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operating factors and the factors described under “Part Three: Risk Factors” in the Registration Statement on Form F-4 filed by Brasil Telecom on September 1, 2011. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Undue reliance should not be placed on such statements. Forward-looking statements speak only for the date they are made.

CORPORATE PRESENTATION July 2011

Brazilian Telecommunications Market Oi: Profile, Coverage and Strategy Operating and Financial Earnings Alliance with Portugal Telecom and Capital Increase Expectations for the Future | 2

Brazilian Telecommunications Market Oi: Profile, Coverage and Strategy Operating and Financial Earnings Alliance with Portugal Telecom and Capital Increase Expectations for the Future | 3

State monopoly
Lack of investments
Poor quality
services
Massive repressed
demand
Incipient internet
Multiple players
Focus on universal
access and service
quality
Expansion of fixed
and mobile services
Launch of GSM
technology
Start-up of
broadband
Consolidation
Maturity of fixed
services; mobile and
broadband services
are drive growth
Convergence in the
initial stages
Launch of 3G (2008)
Expansion of
subscription TV
(cable TV and DTH)
Keen competition
Maturity of mobile
services: multiple
simcards is a market
trend (on-net calls)
Subscription TV and
broadband are drive
growth
3G services are a
reality
Converging players
PRE-
PRIVATIZATION
POST-
PRIVATIZATION
FOCUS ON
COMPETITIVINESS
CURRENT
CONTEXT
1998 2003 2008 2010
| 4
DEVELOPMENT OF THE BRAZILIAN TELECOMMUNICATIONS MARKET

Telefônica
Telmex /
AMX
TIM
GVT
Fully
Integrated
Telesp
Vivo
Telesp
Fixed
Embratel
Claro
Net
~ mobile
only
~  fixed
only
Mobile
Broadband
Fixed
Fixed
Mobile
Broadband
Fixed
Fixed
Mobile
Broadband
Fixed
Mobile
Fixed
Broadband
Fixed
25%
28%
23%
12%
3%
Others
9%
Fixed
Mobile
Region I
Region II
Region III
| 5
COMPETITION: MAIN TELECOM GROUPS IN BRAZIL
BRAZIL & ITS REGIONS
MARCH 11
Market Share
Revenues
Services Company
Economic
Group
Broadband
Fixed
48%
20%
31%
27%
29%
23%
17%
25%
9%
25%
6%
25%
2%
1%
12%
Brazil
Market Share
78%
24%
-
27%
14%
22%
26%
3%
5%
1%
R1
72%
15%
-
31%
10%
29%
25%
15%
3%
1%
R2
-
15%
72%
34%
24%
28%
23%
-
1%
-
R3
61% 50% 0%
0% 0% 60%
17%
19% 34%
8%
20% 1%
14% 11% 5%

59
74
85
101
105
32
39
45
52
54
29
38
45
50
52
2007 2008 2009 2010 Mar-11
RI RII RIII
Once-off simcard is still a
trend
Penetration rate reached
108% in March 2011
Multiple simcards is a market
trend (calls to the same
carrier)
In March 2011, 3G (mini
modem) posted 4.8 million
accesses (only 2.3% of mobile
telephony users)
Brazilian mobile telephony
sector posted ARPU of US$
14.41* in 9M10
Pre-paid: represent 82% of
the total accesses
Source: ANATEL; team analysis
Mobile Market
INCLUDES 3G (million)
202.9
174.0
150.6
121.0
| 6
BRAZILIAN TELECOMMUNICATIONS SECTOR: MOBILE MARKET
210.5

% December 2010
115
101
107
91
87
81
100
105
101
99
86
89
88
85
80
61
122
177
119
110
111
105
107
112
110
92
100
RJ MG ES AM RR PA AP PE RN SE AL CE PB BA PI MA SP DF MS MT GO PR SC RS RO AC TO
Region I Region III Region II
Brazil: 105%
| 7
Region I: 94%
Region II: 113%
Region III: 122%
MOBILE SERVICE PENETRATION RATES IN BRAZILIAN STATES

Broadband Market – Fixed and Mobile
(million)
Broadband: upsurge in
accesses
Fixed broadband penetration:
25% of homes (14.5 million
accesses)
ADSL accounts for 64% of
fixed broadband accesses and
48% of total accesses (fixed +
3G mini modem)
3G became an alternative for
broadband access
12% growth in 1Q11 (526,000
accesses)
| 8
5.6
7.0
7.7
9.0
2.1
3.0
3.7
4.8
5.2
0.6
2.7
4.3
4.8
9,3
2007 2008 2009 2010 March
2011
ADSL Cable TV  & others 3G (mini modem)
Source: ANATEL
7.7
10.6
14.1
18.1
BRAZILIAN TELECOMMUNICATIONS SECTOR: BROADBAND MARKET
19.3

Brazilian Telecommunications Market Oi: Profile, Coverage and Strategy Operating and Financial Earnings Alliance with Portugal Telecom and Capital Increase Expectations for the Future

Leader for integrated telecom
solutions in Brazil
Revenue Generation Units totaling
more than 66 million
First quadruple play carrier in Brazil
(fixed, mobile, ADSL broadband, and
cable + subscription TV)
Strong performance culture,
exceeding goals
Integration with BrT undertaken
around a year ago, absorbing more
than R$1 billion in synergies
Attained a 20% market share in the
city of São Paulo in less than 3 years
Nationwide coverage in the data and
mobile telephony segments, reaching the
scale needed for a type of business
requiring heavy capital investments
Oi is comparable to its main competitors
in Brazil in terms of scale
Proposal of long term sustainable value
for its shareholders
Solid Equity Balance Sheet
Revenues evenly balanced among growth
segments (mobile
telephony/broadband/subscription TV) and
services generating powerful cash flows
(fixed telephony)
Debt amortization schedule compatible with
cash flow generation
| 10
Brazil’s leading telecommunications
provider and the only integrated player
offering quadruple play services in Brazil
OI PROFILE

Brazil Share: 19%
Cities: 3,100
| 11
Mobile
(million)
Fixed
(million)
Broadband
(million)
41.5 million RGUs 19.7 million RGUs 4.4 million RGUs
Brazil Share: 48%
Cities: 4,800
Brazil Share: 32%
Cities: 4,200
Recent launch of
DTH in 15
Brazilian states
Cable TV
available in four
cities (Minas
Gerais)
311,000 RGUs
66 million RGUs (more than 25% of total users in Brazil)
Other
Business:
Globenet: 22,000 km of subsea cables
ISP/Portal: the largest ISP in Brazil
Paggo
Source: Anatel and Companies; 2009
#2
#1
#1
#1
#1
#4
#4
DOMESTIC BUSINESSES AND COVERAGE –
MARCH 2011
7
13
RII
RI
2
2
RII
RI
RII
RI
RIII
24
8

Subscription TV

| 12
STRATEGIC GUIDELINES
Quadruple play: Expand subscription TV supplies
Cross-selling
Reduce churn rates
Focus on convergence
Expanding the supply
of broadband services
Exploring new opportunities for
growth in our mobile telephony
business, maintaining profitability
Expansion of the data segment
Enhanced efficiency and
tighter cost control
Restructuring the Marketing
Department
Focus on quality
Key element in the supply of integrated services
Speed up the expansion of coverage, availability and speed
Expansion of 3G all over Brazil
Stand-out offers
Once-off simcard model: very low acquisition cost
Focus on post-paid service packages
Use the largest (and most capillarized) Brazilian backbone
in order to provide leverage for the corporate segment
Fine-tuning in-house processes
Implementing the best practices
Upgrading quality perceptions
New segmentation and establishment of regional units
Creation of a new department to enhance
quality and efficiency

Simple and clear
Appeal to customers
appreciating lifestyles and
excitement
Easy communications
Not directly associated with
technology
One of the most valuable
Telecom brands:
22
nd
worldwide
1
st
in Latin America
| 13 Source: Oi; Brand Directory – The BrandFinance® 500 Top Telecom Brands
AN INNOVATIVE BRAND
OI IS ACTIVELY INNOVATING IN
PRODUCTS AND SERVICES THAT
CONNECT UP PEOPLE IN ALL
SEGMENTS
1
st
CONVERGENT 1
st
ONCE-OFF SIMCARD
1
st
Mobile PAYMENT 1
st
GSM IN BRAZIL
1
st
VIRTUAL RECHARGE
1st UNLOCKED
HANDSET
Minutes to be used for
fixed, mobile or
domestic LD services
Oi customers have mobile
services, not just a simple
handset
No need for prepay card
“1
st
mobile operator in the world to
sell unlocked iPhones”
INNOVATION IS PART OF THE OI RIGHT FROM ITS START

INTERNET
Presence on the
Internet Market
With access provider
and portal
MEDIA
Supplies of
subscription TV in
converging packages
FINANCE
Payment services with
a mobile banking
solution
IT
IT Presence
through data
center services
| 14
INVESTING IN OPPORTUNITIES IN OTHER BUSINESSES
* In September 2010, Oil announced a partnership with the Banco do Brasil and Cielo offering the
Paggo mobile telephone payment service.

Brazilian Telecommunications Market Oi: Profile, Coverage and Strategy Operating and Financial Earnings Alliance with Portugal Telecom and Capital Increase Expectations for the Future

| 16
TOTAL REVENUE GENERATING UNITS –
RGUs*
(million)
* Pro-forma figures for 2008 (considering Brasil Telecom)
Mobile telephony: 4.8 million
Broadband: 247,000
Subscription TV: 28,000
Offset by a drop in the: fixed
fixed LES: -1.3 million
Mobile customers already
account for 62.8% of all
RGUs in late March 2011
(61.5% in 2010)
RGUs totaled 66 million in
March 2011, with 3.8
million net additions year
by year:
REVENUE GENERATING UNITS (RGUs)
30
36
39
37
41
4
4
4
4
22
21
5
21
2008 2009 2010 Mar.10 Mar.11
Mobile (includes 3G) Fixed Broadband Fixed Lines Subscription TV
55.9
61.9
64.0
0.1
0.2
62.2
0.3
0.3
66.0
20
20
+6.1%

| 17
TOTAL REVENUE GENERATING UNITS (RGUs)
TMAR BRT
+7.4%
+8.0%
+4.4%
+2.6%
24.4
29.0
31.5
29.4
33.3
2.0
2.3
2.4
2.3
2.6
13.9
13.6
12.8
13.4
12.6
0.1
0.2
0.3
0.3
0.3
40.4
45.0
47.1
45.4
48.8
2008 2009 2010 Mar.10 Mar.11
Mobile (includes 3G)
Fixed Broadband Fixed LES Subscription TV
5.6
7.2
7.8
7.2
8.2
1.8
1.9
1.9
2.0
2.0
8.1
7.7
7.2
7.6
7.1
15.5
16.8 16.9 16.8
17.3
2008 2009 2010 Mar.10 Mar.11
Mobile (includes 3G) Fixed Broadband Fixed LES
TOTAL GENERATING UNITS BY Company –
RGUs* (million)

CAGR (06-10):
RI:  21%
RII: 10%
BROADBAND CUSTOMERS AND PENETRATION
(million and % landlines in operation)
On the broadband market, Region I offers greater growth potential, due to lower penetration compared to Region II
The number of fixed broadband customers rose by 159,000 in
1S11, representing 22.6% of all landlines in operation
Our average broadband speed rose from 1.68 Mega in December
2010 to 1.91 Mega in March 2011
| 18
FIXED BROADBAND CUSTOMER BASE
CAGR (01-05):
RI:  207%
RII: 123%
0%
0%
1%
3%
5%
8%
11%
14%
17%
19%
20%
0%
1%
3%
6%
11%
16%
22%
25% 27% 28%
20%
0.0
0.0
0.2
0.5
0.8
1.1
1.5
2.0
2.3
2.4
2.6
0.0
0.1
0.3
0.5
1.0
1.3
1.6
1.8
1.9
1.9
2.0
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 1T11
Region I Region II

3 3
36
34
9 8
0.2
0.4
1.0 2.0
2009 2010 Mar.10 Mar.11
Mobile Fixed Other Services*
45.9
45.9
11.5
10.9
Mobile and broadband services
are the main growth drivers,
offsetting lower revenues in the
traditional fixed telephony
segment
Mobile and data services already
account for 24.6% and 20.9% of
total revenues respectively in
1Q11(22.6% and 19.7% in 2009)
*Subscription TV and Paggo | 19
CONSOLIDATED GROSS REVENUES
(R$ BILLION)
CONSOLIDATED GROSS REVENUES

20

5
5
8
9
2
2
2009 2010 1T10 1T11
TMAR FIXED TMAR MOBILE Others
*Subscription TV and Paggo | 20
CONSOLIDATED GROSS REVENUES
(R$ BILLION)
CONSOLIDATED GROSS REVENUES
0.2
0.3
0.1
0.1
17.8
17.6
4.5
4.2
28.3
29.0
7.2
6.9
TMAR
-4.4%
+2.4%
-1.1%
-6.4%
BRT
16
15
4
4
1
1
2
2
2009 2010 1T10 1T11
BRT FIXED BRT MOBILE

Brazilian Telecommunications Market Oi: Profile, Coverage and Strategy Operating and Financial Earnings Alliance with Portugal Telecom and Capital Increase Expectations for the Future

| 22
Reduction in fixed lines
Mobile and broadband: driving growth
Triple Play ›› Quadruple Play
Mobile services reaching maturity,
with SVA increasingly more relevant
Wider penetration for subscription TV
Heavy competition in mobility (traffic) with
portability and 3G
3G becomes an access option offering an
alternative to fixed broadband in the retail
segment
More competition in broadband with LTE
(4G) and WiMax
New competition through alternative
means of access (such as Skype)
Next Generation Networks (NGN) / VoIP
FTTX access becomes significant
Carriers allowed to offer IPTV broadcasts and
/ or by cable TV companies with approval
from :
PL #29 and/or
New cable license auction for WiMax
frequencies
Mobile telephony connection rates calculated on
costs model basis (VU-M)
LTE frequencies auction (4G)
Regulation for new auctions through
competition
Short Term
Medium / Long Term
Market
Competition
Technology
Regulations
OUTLOOK: MANY CHALLENGES AND OPPORTUNITIES